                                                                 EXHIBIT 10.55

                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of August 2, 1993

                                     Among

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                 as the Seller
                                 -------------

                                      and

                                CXC INCORPORATED

                                as the Purchaser
                                ----------------

                                      and

                          CITICORP NORTH AMERICA, INC.

                                  as the Agent
                                  ------------

                               TABLE OF CONTENTS

Section                                                                  Page
- -------                                                                  ----
PRELIMINARY STATEMENTS....................................................  1

ARTICLE I - DEFINITIONS...................................................  2

     SECTION 1.01.  Certain Defined Terms.................................  2

          Adverse Claim...................................................  2
          Affiliate.......................................................  2
          Agent's Account.................................................  2
          Alternate Base Rate.............................................  2
          Assignee Rate...................................................  3
          Business Day....................................................  4
          Capital.........................................................  4
          CD Reserve Percentage...........................................  4
          Collateral......................................................  4
          Collection Agent................................................  5
          Collection Agent Agreement......................................  5
          Collection Agent Fee............................................  5
          Collections.....................................................  5
          Credit and Collection Policy....................................  5
          CXC.............................................................  5
          Designated Account..............................................  5
          ERISA...........................................................  6
          Eurocurrency Liabilities........................................  6
          Eurodollar Rate.................................................  6
          Eurodollar Rate Reserve Percentage..............................  6
          Event of Termination............................................  6
          Fee Agreement...................................................  6
          Financing Component.............................................  6
          Fixed Period....................................................  7
          Fixed Rate......................................................  8
          Obligor.........................................................  9
          Person..........................................................  9
          Purchase Date................................................... 10
          Purchaser....................................................... 10

          Purchaser Rate.................................................. 10
          Rate Rider...................................................... 11
          Receivable...................................................... 11
          Recoverable Amounts............................................. 11
          Regulatory Authority............................................ 11
          Related Security................................................ 11
          Seller Report................................................... 11
          Settlement Period............................................... 12
          Significant Subsidiary.......................................... 12
          Surcharge Statement............................................. 12
          Tariffs......................................................... 12
          Termination Date................................................ 12
          UCC............................................................. 13
          Yield........................................................... 13
     SECTION 1.02.  Accounting and Other Terms............................ 13

ARTICLE II - AMOUNTS AND TERMS OF THE PURCHASES;
           CONDITIONS OF PURCHASES........................................ 14

     SECTION 2.01.  Purchase Facility..................................... 14
     SECTION 2.02.  Purchases of Receivables.............................. 14
     SECTION 2.03.  Settlement Procedures................................. 15
     SECTION 2.04.  Recourse for Yield.................................... 17
     SECTION 2.05.  Fees.................................................. 17
     SECTION 2.06.  Payments and Computations, Etc........................ 17
     SECTION 2.07.  Increased Costs....................................... 18
     SECTION 2.08.  Conditions Precedent to Purchase...................... 19

ARTICLE III - REPRESENTATIONS AND WARRANTIES.............................. 22

     SECTION 3.01.  Representations and Warranties........................ 22

ARTICLE IV - COVENANTS.................................................... 25

     SECTION 4.01.  Covenants of the Seller............................... 25

ARTICLE V - PLEDGE OF COLLATERAL; RIGHTS;
        REMEDIES; DUTIES.................................................. 29

     SECTION 5.01.  Grant of Security Interest............................ 29

     SECTION 5.02.  Delivery of Records and Other Information............. 29
     SECTION 5.03.  Seller Remains Liable................................. 29
     SECTION 5.04.  Further Assurances.................................... 29
     SECTION 5.05.  Rights of the Seller Prior to Event of
                     Termination.......................................... 30
     SECTION 5.06.  Obligations Upon Event of Termination................. 30
     SECTION 5.07.  Agent Appointed Attorney-in-Fact...................... 31
     SECTION 5.08.  Agent May Perform..................................... 31
     SECTION 5.09.  The Agent's Duties.................................... 31

ARTICLE VI - INDEMNIFICATION.............................................. 32

     SECTION 6.01.  Indemnities by the Seller............................. 32

ARTICLE VII - EVENTS OF TERMINATION....................................... 34

     SECTION 7.01.  Events of Termination................................. 34

ARTICLE VIII - MISCELLANEOUS.............................................. 37

     SECTION 8.01.  Amendments, Etc....................................... 37
     SECTION 8.02.  Notices, Etc.......................................... 37
     SECTION 8.03.  Assignability......................................... 37
     SECTION 8.04.  Costs, Expenses and Taxes............................. 38
     SECTION 8.05.  No Proceedings........................................ 39
     SECTION 8.06.  Confidentiality....................................... 39
     SECTION 8.07.  Credit Enhancement.................................... 39
     SECTION 8.08.  Third Party Beneficiary............................... 40
     SECTION 8.09.  GOVERNING LAW......................................... 40
     SECTION 8.10.  Execution in Counterparts............................. 40
     SECTION 8.11.  Survival of Termination............................... 40

                                    EXHIBITS

Exhibit A      Credit and Collection Policy
Exhibit B      Form of Seller Report
Exhibit C      Tariffs
Exhibit D      Form of Opinion of Counsel to the Seller
Exhibit E      Address of GCNM where records are kept

                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of August 2, 1993



          PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Seller"), CXC INCORPORATED, a Delaware corpo-ration ("CXC"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Purchaser, agree as follows:

          PRELIMINARY STATEMENTS. The New Mexico Public Utility Commission (the "Commission"), by its order in Case No. 2183 (the "Order"), has authorized Gas Company of New Mexico ("GCNM"), a division of the Seller, to collect the Recoverable Amounts from its customers. The "Recoverable Amounts" (as more particularly defined in Section 1.01) comprise two parts:

          (1) "Take or Pay Costs" are amounts paid in connection with the settlement of claims by producers that GCNM or its Affiliate, Sunterra Gas Gathering Company ("SGGC"), or, in some cases, interstate pipeline companies, failed to comply with certain contractual obligations to purchase, or, failing purchase, to pay for, specified quantities of gas; Take or Pay Costs are recoverable through GCNM's Rate Rider No. 8 (the "Rate Rider"), which has been approved by the Commission in Case No. 2340.

          (2) "MDL-403 Costs" are costs paid by GCNM or SGGC to settle price disputes under contracts that were the subject of federal multidistrict anti-trust litigation bearing the docket number MDL-403; GCNM will be entitled to recover all MDL-403 Costs determined by the Commission to have been prudently incurred and to be otherwise just and reasonable; MDL-403 Costs are recoverable through the Rate Rider.

The Seller is prepared to sell to the Purchaser Receivables representing the Recoverable Amounts and the Purchaser is prepared to purchase such Receivables on the terms set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "Adverse Claim" means a lien, security interest or other charge or
           -------------
encumbrance, or any other type of preferential arrangement.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Agent's Account" means the special account (account number 4060-8256)
           ---------------
of the Agent maintained at the office of Citibank, N.A. at 399 Park Avenue, New York, New York.

          "Alternate Base Rate" means a fluctuating interest rate per annum as
           -------------------
shall be in effect from time to time, which rate shall be at all times equal to the higher of:

               (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate; or

               (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New

          York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

          "Assignee Rate" for any Fixed Period for the Receivables means an
           -------------
interest rate per annum as determined by the Agent equal to

          (x) 1% per annum above the Eurodollar Rate for such Fixed Period; or

          (y) 1% per annum above the sum of:

          (a) the rate per annum obtained by dividing (i) the consensus bid rate determined by Citibank, N.A. (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such consensus bid rate is not such a multiple) for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable on the first day of such Fixed Period), of New York certificate of deposit dealers of recognized standing selected by Citibank, N.A. for the purchase at face value of certificates of deposit of Citibank, N.A. in New York City in an amount substantially equal to the Capital of the Receivables on such first day and with a maturity equal to such Fixed Period, by (ii) a percentage equal to 100% minus the CD Reserve Percentage for such Fixed Period, and

          (b) the annual assessment rate per annum estimated by Citibank, N.A. on the first day of such Fixed Period for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States;

provided, however, that in the case of
- --------  -------

               (i) any Fixed Period on or prior to the first day of which a Purchaser shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser to fund such Receivables at the Assignee Rate set forth above (and such

          Purchaser shall not have subsequently notified the Agent that such circumstances no longer exist),

               (ii) any Fixed Period of one to (and including) 13 days, or

               (iii) any Fixed Period as to which the Agent does not receive notice, no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the Receivables will not be funded by issuance of commercial paper, the "Assignee Rate" for such Fixed Period shall be an interest rate per annum
     -------------
equal to 1% per annum above the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that the Agent and the Seller may agree
                      -------- -------
in writing from time to time upon a different "Assignee Rate."
                                               -------------

          "Business Day" means any day on which (i) banks are not authorized or
           ------------
required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "Capital" means the original amount paid on any Purchase Date to the
           -------
Seller for the Receivables at the time of purchase by the Purchaser pursuant to this Agreement, decreased from time to time by Collections distributed on account of such Capital; provided that if such Capital shall have been reduced
                         --------
by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

          "CD Reserve Percentage" for any Fixed Period means the reserve
           ---------------------
percentage applicable on the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Fixed Period.

          "Collateral" means (a) the indebtedness of any Obligor for natural gas
           ----------
sales and end-use transportation services provided to such Obligor by

GCNM in accordance with the Tariffs, (b) all proceeds of any and all such indebtedness and (c) the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

          "Collection Agent" means at any time the Person then authorized
           ----------------
pursuant to the Collection Agent Agreement to administer and collect the Receivables.

          "Collection Agent Agreement" means an agreement between the Seller and
           --------------------------
the Agent (and, if the Seller does not act as Collection Agent, consented to by the Collection Agent), in form and substance satisfactory to them, governing the appointment and responsibilities of the Collection Agent as to administration and collection of the Receivables, and requiring the Collection Agent to perform its obligations set forth in this Agreement.

          "Collection Agent Fee" means the collection agent fee referred to in
           --------------------
the Collection Agent Agreement.

          "Collections" means (a) with respect to the Receivables, any and all
           -----------
cash collections, proceeds, product, offspring, rents and profits of the Receivables received or deemed received, (b) all cash proceeds of Related Security with respect to the Receivables, (c) with respect to the Collateral, all proceeds of Collateral receivables (subject to the provisions of Section 5.05), (d) all Indemnified Amounts received pursuant to Section 6.01 and (e) any Collection of Receivables deemed to have been received pursuant to Section 2.03.

          "Credit and Collection Policy" means those receivables credit and
           ----------------------------
collection policies and practices of GCNM in effect on the date of this Agreement and described in Exhibit A hereto, as modified in compliance with this Agreement.

          "CXC" means CXC Incorporated and any successor or assign of CXC
           ---
Incorporated that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "Designated Account" means an account in the name of, and owned by,
           ------------------
CNAI, as Agent, designated by the Agent for the purpose of receiving Collections of Receivables and proceeds of Collateral receivables.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" for any Fixed Period means an interest rate per
           ---------------
annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

          "Eurodollar Rate Reserve Percentage" of any Purchaser for any Fixed
           ----------------------------------
Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Purchaser with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

          "Event of Termination" has the meaning specified in Article VII.
           --------------------

          "Fee Agreement" means the Agreement, of even date herewith, between
           -------------
the Seller and the Agent relating to the fees payable by the Seller.

          "Financing Component" means, with respect to the monthly Collections
           -------------------
of Receivables, the portion of such monthly Collections representing the permitted interest rate under the Rate Rider, as specifically set forth in the applicable Seller Report in accordance with the provisions of such Rate Rider.

          "Fixed Period" means with respect to the Receivables:
           ------------

          (a) initially the period commencing on the initial Purchase Date and ending such number of days from such date as the Seller shall select and the Agent shall approve; and

          (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period and ending such number of days as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day, except
                                                                      ------
     that if the Agent shall not have received such notice or approved such period on or before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

provided that
- --------

          (i) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period from one to and including 14 days, or a period of 21, 30, 60, 90 or 180 days (or if the Eurodollar Rate is used in determining the Assignee Rate, a period of one, two or three months) as the Seller may select as provided above;

          (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Yield in respect of such
                              --------  -------
     Fixed Period is computed by reference to the Eurodollar Rate component of the Assignee Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

          (iii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period, such Fixed Period shall be the initial Purchase Date; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

          (iv) in the case of any Fixed Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on the Termination Date.

          "Fixed Rate" means for any Fixed Period the rate per annum determined
           ----------
by the Agent for funding by the Purchaser of the purchase of Receivables as agreed between the Agent and the Seller; provided, however, if the rate as
                                         --------  -------
agreed between the Agent and the Seller with regard to any Fixed Period is a discount rate, the "Fixed Rate" for such Fixed Period shall be the rate
                    ----------
resulting from converting such discount rate to an interest-bearing equivalent rate per annum. The Seller understands that upon the agreement between the Seller and the Agent on a Fixed Rate for a Fixed Period, the Agent on behalf of the Purchaser intends to enter into funding arrangements with third parties (including, but not limited to, interest rate swaps and collars) on terms and conditions which could result in loss to the Purchaser if the Capital with respect to such Fixed Period does not remain outstanding at the Fixed Rate in the amounts and for the periods agreed between the Seller and the Agent at the time of the purchase of the Receivables. Therefore, if (i) the Capital shall be reduced prior to the end of such Fixed Period or (ii) the Termination Date occurs before the end of such Fixed Period, the Seller shall indemnify and hold harmless the Purchaser or the Agent for all losses, liabilities, costs and expenses related thereto (including, but not limited to, attorneys' fees and expenses and the cost of interest rate swaps and collars in connection with the Purchaser's funding of the Receivables at a Fixed Rate) and shall pay two Business Days after the Fee Determination Date (as defined below), to the Purchaser, as liquidated damages a fee equal to the product of

               [CLA x (F-R)] x [1 - (1+R/f)/-n/]
               -------------   -----------------
                     f                 R/f

   where:

       CLA  =   Capital Liquidation Amount, as hereinafter defined.

       F    =   Fixed Rate for the Receivables for such Fixed Period.

       R    =   Redeployment Rate, as hereinafter defined.

       f    =   Fixed Rate payment frequency per annum.

       n    =   Number of interest payment periods remaining from
                Fee Determination Date to end of Fixed Period.

          The parties hereto acknowledge that the cost of any early termination of any funding arrangement with third parties prior to the originally scheduled termination date thereof, including, without limitation, interest rate swaps and collars, could result in a payment by the Agent on behalf of the Purchaser to the third party providing such funding arrangement. Any such breakage cost will be determined by such third party providing such funding arrangement with the concurrence of the Purchaser or Agent, and such amount will be included in the losses, liabilities, costs and expenses payable by the Seller to the Purchaser or the Agent in connection with the occurrence of the events described in the immediately preceding sentence or otherwise. "Redeployment Rate" shall mean the
                                               -----------------
rate of interest at which the Agent is able to reinvest the Capital Liquidation Amount for a period comparable to the period from the Fee Determination Date to the last day of such Fixed Period in compliance with the Purchaser's investment policy. "Fee Determination Date" means the date on which the Capital is not so
          ----------------------
maintained or the date on which the Capital was paid.  "Capital Liquidation
                                                        -------------------
Amount" means the total amount of Capital not so maintained or the total amount
- ------
of Capital paid.  For purposes of this definition of Fixed Rate, the Fixed
                                                     ----------
Period shall be computed without regard to clause (iv) of the definition of Fixed Period. The Agent's determination of the Redeployment Rate and breakage
- ------------
and other costs shall be conclusive, absent manifest error.

          "Obligor" means a sales service customer or end-use transportation
           -------
service customer in GCNM's service area from whom GCNM is entitled to collect a portion of the Recoverable Amounts.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Purchase Date"  means each date on which Receivables are purchased by
           -------------
the Purchaser.

          "Purchaser" means individually and collectively CXC and all other
           ---------
owners by assignment or otherwise of Receivables and, to the extent of the undivided interests so purchased by participants, shall include such participants.

          "Purchaser Rate" for any Fixed Period means:
           --------------

          (a) to the extent CXC funds Receivables for such Fixed Period by issuing commercial paper, the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of CXC having a term equal to such Fixed Period and to be issued to fund the purchase of the Receivables may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of CXC, as agreed between each such agent or dealer and the Agent and notified by the Agent to the Collection Agent; provided if the rate (or rates) as agreed between any such agent or dealer
     --------
     and the Agent with regard to any Fixed Period is a discount rate (or rates), the "Purchaser Rate" for such Fixed Period shall be the rate (or if
                  --------------
     more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum; or

          (b) the rate equivalent to the Fixed Rate as agreed between the Agent and the Seller; or

          (c) if no Fixed Rate is agreed to between the Agent and the Seller and the Purchaser does not fund its purchase of the Receivables for such Fixed Period by issuing commercial paper, a rate equal to the Assignee

     Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing;

provided, however, that, if the Agent so requests and the Seller consents
- --------  -------
thereto, the "Purchaser Rate" for any Fixed Period of one day shall be the
              --------------
Assignee Rate for such Fixed Period.

          "Rate Rider" means Rate Rider No. 8, as the same may be modified by
           ----------
the Commission, filed by GCNM with the Commission with respect to re-covery of "Producer Take-or-Pay Costs," "Pipeline Take-or-Pay Costs," "MDL-403 Costs," certain amounts of interest, and other amounts referred to in such Rate Rider.

          "Receivable" means all of the Seller's right under the Order to
           ----------
recover Recoverable Amounts pursuant to the Rate Rider and includes, without limitation, the indebtedness of any Obligor from time to time constituting the Seller's recovery from such Obligor through direct billing of such Recoverable Amounts and the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

          "Recoverable Amounts" means amounts eligible for recovery from the
           -------------------
Obligors pursuant to the Order. For purposes of this definition and this Agreement, amounts are "eligible for recovery pursuant to the Order" notwithstanding (x) the need for Commission prudency determinations with respect to MDL-403 Costs and (y) challenges to Surcharge Statements.

          "Regulatory Authority" means each of the New Mexico Public Utility
           --------------------
Commission, Federal Energy Regulatory Commission and any successor commission to either.

          "Related Security" means with respect to the Receivables:
           ----------------

            (i) all other security interests or liens and property subject thereto from time to time purporting to secure payment of the Receivables, together with all financing statements signed by an Obligor describing any collateral securing any such Receivable;

            (ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables; and

           (iii)    all proceeds of all the foregoing.

          "Seller Report" means a report, in substantially the form of Exhibit B
           -------------
hereto or as otherwise requested by the Agent, furnished by the Collection Agent to the Agent pursuant to the Collection Agent Agreement.

          "Settlement Period" for the Receivables means each period as shall be
           -----------------
selected from time to time by the Agent or, in the absence of any such selection, each one month period from the last day of the immediately preceding Settlement Period.

          "Significant Subsidiary" means a subsidiary, including its
           ----------------------
subsidiaries, which meets any of the following conditions:

          (a) The Seller's and its other subsidiaries' investments in and advances to the subsidiary exceed 10 percent of the total assets of the Seller and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (b) The Seller's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10 percent of the total assets of the Seller and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (c) The Seller's and its other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds the greater of (i) 10 percent of such income of the Seller and its subsidiaries consolidated for the most recently completed fiscal year or
     (ii) $2 million.

          "Surcharge Statement" means any statement filed by GCNM pursuant to
           -------------------
Section 5.A of "Original Rule No. 27 - Rate Rider No. 8 Details (X)," filed by GCNM with the Commission in connection with the Rate Rider.

          "Tariffs"  means the tariffs described in Exhibit C, as hereafter
           -------
amended or modified by the governing Regulatory Authority, pursuant to which GCNM provides natural gas sales and end-use transportation services to the Obligors and the Obligors are obligated to pay for such sales and services.

          "Termination Date" means the date on which the Purchaser shall have
           ----------------
received payment in full of the Capital of the Receivables, all Yield accrued thereon and any other amounts owed by the Seller hereunder.

          "UCC" means the Uniform Commercial Code as from time to time in effect
           ---
in the specified jurisdiction.

          "Yield" for any Fixed Period means,
           -----

                              PR x C x ED
                                       ---
                                       360

          where:

               PR   =    the Purchaser Rate for the Receivables for such Fixed
                         Period

               C    =    the Capital of the Receivables during such Fixed Period

               ED   =    the actual number of days elapsed during (a) such Fixed
                         Period or (b) in the case of a Fixed Period at a Fixed
                         Rate the fraction shall be adjusted to correspond to the calculation of interest on any note the proceeds of which will fund or maintain the Capital of the Receivables;

provided that no provision of this Agreement shall require the payment or permit
- --------
the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for the Receivables shall not be considered paid
    -------- -------
by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          SECTION 1.02.  Accounting and Other Terms.  All accounting terms not
                         --------------------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


                                   ARTICLE II

                      AMOUNTS AND TERMS OF THE PURCHASES;
                            CONDITIONS OF PURCHASES

          SECTION 2.01.  Purchase Facility.  (a)  On the terms and conditions
                         -----------------
hereinafter set forth, CXC may, on a Purchase Date, in its sole discretion, purchase all of the Seller's Receivables which may from time to time in the future arise from the Recoverable Amounts in return for the payments specified in Section 2.02 below.

          (b) The purchase of the Receivables shall be without recourse to the Seller or any assets of the Seller except as specifically set forth in Section
2.04 and in Articles V and VI of this Agreement.

          (c) The sale of the Receivables hereunder shall include the sale to CXC of the Seller's rights in all Related Security and Collections therefrom.

          (d) In connection with the transactions contemplated hereby, the Seller hereby assigns and grants a security interest in the Receivables and Collections therefrom to secure payment in full of all outstanding Capital, Yield and any other amounts payable by the Seller to the Purchaser or the Agent hereunder.

          SECTION 2.02.  Purchases of Receivables.  (a)  On each Purchase Date,
                         ------------------------
CXC shall, upon satisfaction of the applicable conditions set forth in Section 2.08, make available to the Seller in same day funds, to account 191537670 at First National Bank in Albuquerque, an amount set forth in the applicable Seller Report as the initial Capital relating to such purchase, and shall thereupon, by virtue of and subject to the terms of this Agreement, become and be the owner of the Receivables shown by such Seller Report to be eligible for purchase and the Seller's rights in the Related Security and Collections therefrom.

          (b) From time to time thereafter upon certification by the Seller that all approvals necessary for billing and collection have been obtained, CXC, in its sole discretion, may determine to purchase additional Receivables representing such Recoverable Amounts and, in such case, will make available to the Seller, in the manner provided in subparagraph (a) above, funds for such purchase, as set forth in the applicable Seller Report, which funds shall be added to the aggregate Capital outstanding.

          (c) The aggregate Capital outstanding shall at no time exceed the lesser of $80,000,000 or 95% of the Recoverable Amounts as to which collections by the Seller have begun, less any discounts given by the Seller as shown on the Seller Report.

          SECTION 2.03.  Settlement Procedures.  (a)  Collection of the
                         ---------------------
Receivables shall be administered by a Collection Agent, in accordance with the terms of this Agreement and the Collection Agent Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration.

          (b) The Collection Agent shall, on each day on which Collections are received by it, set aside and hold in trust for the Purchaser an amount equal to such Collections and shall, on the last day of each Settlement Period, deposit all such amounts held for the Purchaser into the Designated Account, provided,
                                                                     --------
however, that the aggregate amount deposited pursuant to this subsection (b)
- -------
shall not exceed the sum of the Capital of and accrued Yield and Collection Agent Fee on the Receivables plus the aggregate of any other amounts then owed by the Seller to the Purchaser or the Agent hereunder. The Collection Agent may invest any moneys from time to time held in trust for the Purchaser in short-term United States Government securities or other short-term highly liquid investments approved by the Agent (collectively, "Short-term Investments"). All earnings on such investments shall be considered Collections, to be deposited in the Agent's Account, together with all amounts from the Designated Account, on the last day of each Settlement Period.

          (c) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute (i) out of the portion of Collections that represents the

Financing Component, first, if the Collection Agent is not the Seller, to the
                     -----
Collection Agent an amount equal to accrued but unpaid Collection Agent Fee and second, to the Purchaser an amount equal to accrued but unpaid Yield; and (ii)
- ------
the remainder, if any, of such funds (including the remainder of the portion representing the Financing Component) as follows: first, to the Purchaser in
                                                   -----
reduction to zero of all Capital, second, to the Collection Agent in payment in
                                  ------
full of all accrued but unpaid Collection Agent Fee, and third, to the Purchaser
                                                         -----
or the Agent in payment of any amounts owed by the Seller hereunder.

          (d) To the extent that any Collections deposited in the Agent's Account are not immediately distributed in the manner set forth above, such Collections shall be invested by the Agent for the benefit of the Seller in Short-term Investments, until such Collections are distributed by the Agent from the Agent's Account. All earnings on such investments shall be applied to the purposes and in the priorities set forth in Section 2.03(c).

          (e) To the extent that Collections are distributed from the Agent's Account and applied to reduction of Capital prior to the end of a Fixed Period, such Collections shall be deemed invested by the Agent for the remainder of such Fixed Period in Short-term Investments. All such earnings, deemed or otherwise, on such investments shall be applied to the purposes and in the priorities set forth in Section 2.03(c) and an amount equal to any earnings, deemed or otherwise, remaining thereafter shall be paid to the Seller for its own account.

          (f) After the Capital and Yield and Collection Agent Fee with respect to the Receivables, and any other amounts payable by the Seller to the Purchaser or the Agent hereunder, have been paid in full, all additional Collections with respect to the Receivables shall be paid to the Seller for its own account.

          (g)  For the purposes of this Section 2.03:

          (i) if on any day any of the representations or warranties in Section 3.01(h) is no longer true with respect to any of the Receivables, the Seller shall be deemed to have received on such day a Collection of such Receivables in full;

          (ii) if and to the extent the Purchaser shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Purchaser shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

          SECTION 2.04.  Recourse for Yield.  To the extent that either no
                         ------------------
amounts are distributed or the amount distributed pursuant to Section 2.03(c)(i) is insufficient to pay all then accrued but unpaid Yield and Collection Agent Fee, the Seller shall be obligated to pay to the Agent, on the last day of each Settlement Period for the Receivables, (a) for the account of the Purchaser an amount equal to the balance of such accrued and unpaid Yield, by deposit of such amount to the Agent's Account and (b) for the account of the Collection Agent, an amount equal to the unpaid Collection Agent Fee. The obligation set forth above with respect to the Yield shall be secured by the pledge of Collateral specified in Article V. Upon receipt of such funds in the Agent's Account, the Agent shall distribute such funds to the Purchaser and Collection Agent, as appropriate.

          SECTION 2.05.  Fees.  (a)  The Seller shall pay to the Agent for the
                         ----
account of CXC, on the average daily Capital with respect to the Receivables from the date hereof until the Termination Date, a fee (the "Purchaser Investment Fee") at the per annum rate of 1/100 of 1%. The Purchaser Investment Fee is payable in arrears annually on the last Business Day of November of each year until the Termination Date.

          (b) The Seller also shall pay to the Agent certain fees in the amounts and on the dates set forth in the Fee Agreement.

          SECTION 2.06.  Payments and Computations, Etc.  (a)  All amounts to be
                         ------------------------------
paid or deposited by the Seller or the Collection Agent hereunder or under the Collection Agent Agreement shall be paid or deposited no later than 12:00 Noon (New York City time) on the day when due in same day funds to the Agent's Account.

          (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder, at an interest rate per annum equal to 1% per annum above the Alternate Base Rate, payable on demand.

          (c) All computations of interest under subsection (b) above and all computations of Yield, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          SECTION 2.07.  Increased Costs.  (a)  If CNAI, the Purchaser or any of
                         ---------------
their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.07(c)) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Purchaser of agreeing to purchase or purchasing, or maintaining the ownership of Receivables in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Purchaser (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Purchaser (as a third-party beneficiary), from time to time as specified by such Purchaser, additional amounts sufficient to compensate such Purchaser for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent by such Purchaser shall be conclusive and binding for all purposes, absent manifest error.

          (c)  Additional Yield on Receivables Bearing a Eurodollar Rate.  The
               ---------------------------------------------------------
Seller shall pay to any Purchaser, so long as such Purchaser shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of the Receivables of such Purchaser during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Purchaser for such Fixed Period, payable on each date on which Yield is payable on such Receivables. Such additional Yield shall be determined by such Purchaser and notified to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Purchaser shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.08.  Conditions Precedent to Purchase.  The purchase of
                         --------------------------------
Receivables under this Agreement is subject to the conditions precedent that:

          (a) The Agent shall have received on or before the initial Purchase Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

          (i) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, together with a certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (ii) A certificate, dated within two months prior to the date of the initial purchase of Receivables hereunder, from the Secretary of State of the State of New Mexico, certifying as to the corporate existence and good standing of the Seller.

          (iii) Acknowledgment copies or time stamped receipt copies of this Agreement, duly filed as a public utility filing with the Secretary of State of the State of New Mexico, and of proper financing statements, duly filed on or before the date of execution of this Agreement under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests contemplated by this Agreement in the Receivables, Related Security, Collections and Collateral.

          (iv) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Related Security, Collections or Collateral previously granted by the Seller.

          (v) Completed requests for information or reports of chattel searches, dated on or before the initial Purchase Date, listing the financing statements referred to in subsection (iii) above and all other effective financing statements filed in the jurisdictions referred to in subsection (iii) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Related Security, Collections or Collateral).

          (vi) Evidence satisfactory to the Agent that the Designated Account has been opened.

          (vii) A favorable opinion of Keleher & McLeod, P.A., counsel for the Seller, substantially in the form of Exhibit D hereto and as to such other matters as the Agent may reasonably request.

          (viii) Evidence satisfactory to the Agent that the Receivables, Related Security, Collections and Collateral have been released from the lien of the Indenture of Mortgage and Deed of Trust dated June 1, 1947, between the Seller and The Bank of New York (formerly Irving Trust Company), as heretofore supplemented by all Supplemental Indentures thereto, or that no such release is required.

          (ix) Copies of the Order, the Rate Rider, the Tariffs and the orders, if any, of the Commission in cases Nos. 2445, 2503 and 2353, certified as true and correct by an authorized officer of the Seller, together with a copy of the order of the Commission authorizing the Seller to consummate the transactions contemplated by this Agreement.

          (x)  The Collection Agent Agreement.

          (xi) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, as the Agent may reasonably request.

          (b)  On or prior to each Purchase Date (including the initial Purchase
Date), the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Seller Report dated within ten days prior to such Purchase Date together with such additional information as may reasonably be requested by the Agent. In addition, the following statements shall be true:

          (i) The representations and warranties contained in Article III are correct on and as of the date of such purchase as though made on and as of such date.

          (ii) No event has occurred and is continuing, or would result from such purchase that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

          (iii) On such date, all of the Seller's long-term public senior debt securities are rated at least B- by Standard & Poor's Corporation and B3 by Moody's Investors Service, Inc.

          (c) The Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01.  Representations and Warranties.  The Seller hereby
                         ------------------------------
represents and warrants as follows, each of which representations and warranties shall be a continuing representation during the term of this Agreement:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of New Mexico and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance by the Seller of this Agreement, the Collection Agent Agreement and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of purchases, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction binding on or affecting the Seller or its property or
(iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties except as required by this Agreement.
This Agreement and the Collection Agent Agreement have been duly executed and delivered by the Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, the Collection Agent Agreement or any other document to be delivered thereunder except such as shall have been obtained or made on or before the applicable Purchase Date and except the notices, filings and approvals contemplated by the Order, including but not necessarily limited to the prudency determinations by the Commission with respect to MDL-403 Costs and orders of the Commission disposing of cases involving challenges to Surcharge Statements.

          (d) This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          (e) The consolidated balance sheet of the Seller and its sub-sidiaries as at December 31, 1992, and as at the end of the most recently completed fiscal quarter as set forth in the most recent financial statements filed with the Securities and Exchange Commission and the related consolidated statements of income and retained earnings of the Seller and its subsidiaries for the periods then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date all in accordance with generally accepted accounting principles consistently applied.

          (f) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

          (g) The proceeds of the purchases of the Receivables will not be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

          (h) On each Purchase Date, the Seller shall be the legal and beneficial owner of the applicable Receivables, Related Security and Collateral, free and clear of any Adverse Claim or any legal, contractual or other restriction on assignability, transfer or sale, and on such Purchase Date, the Seller shall transfer to the Purchaser (and the Purchaser shall acquire) (i) good and legal title to the Receivables, the Related Security and Collections with respect thereto, free and clear of Adverse Claims, and (ii) a valid and perfected first priority security interest in the Collateral and the Receivables and Collections therefrom. No effective financing statement or other instrument similar in effect covering the Receivables, the Related Security or Collections with respect thereto, or the Collateral, is on file in any recording office, except those filed in favor of the Agent relating to this Agreement.

          (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), item of information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (j) The principal place of business and chief executive office of GCNM and the office where GCNM keeps its records concerning the Receivables and the Collateral are located at the address set forth in Exhibit E hereto (or, upon 30 days' prior written notice to the Agent in accordance with Section 8.02, at such other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Receivables and the Collateral have been taken and completed).

          (k) The purchase of the Receivables constitutes (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (l) There has been no material adverse change in the collectibility of the Receivables or the Collateral or the ability of the Seller to perform its obligations under this Agreement or the Collection Agent Agreement.

          (m) Under New Mexico law, the Seller's right under the Order to recover Recoverable Amounts pursuant to the Rate Rider is an existing general intangible in which a security interest may be granted by the Seller and the Collections of Receivables will be proceeds thereof.

                                 ARTICLE IV

                                  COVENANTS


          SECTION 4.01.  Covenants of the Seller.  Until the Termination Date:
                         -----------------------

          (a)  Compliance with Laws, Etc.  The Seller will comply in all
               -------------------------
material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables or the Collateral, if applicable, or the ability of the Seller to perform its obligations under this Agreement or the Collection Agent Agreement.

          (b)  Offices, Records and Books of Account.  The Seller will keep the
               -------------------------------------
principal place of business and chief executive office of GCNM and the office where GCNM keeps its records concerning the Receivables at the address set forth in Exhibit E hereto or, upon 30 days' prior written notice to the Agent in accordance with Section 8.02, at any other locations in a jurisdiction where all action required by Section 3.01(j) shall have been taken. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables and Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Receivables and Collateral (including, without limitation, records adequate to permit the daily identification of the Receivables and Collateral and all Collections of and adjustments to the Receivables and the Collateral).

          (c)  Performance and Compliance.  The Seller will, at its expense,
               --------------------------
timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Rate Rider, the Receivables and the contracts related to the Collateral receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Receivables and the Collateral, including (i) promptly billing all

Collateral receivables and (ii), as promptly as the applicable orders and regulations permit, billing all amounts permitted to be recovered pursuant to the Rate Rider.

          (d)  Sales, Liens, Etc.  The Seller will not sell, assign (by
               -----------------
operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Receivables, Related Security, Collections or Collateral, or upon or with respect to any account to which any Collections of the Receivables or of the Collateral are sent, or assign any right to receive income in respect thereof.

          (e)  Extension or Amendment of Receivables.  Except as provided in the
               -------------------------------------
Collection Agent Agreement, the Seller will not extend, amend or otherwise modify the terms of the Receivables or Collateral receivables or amend, modify or waive any term or condition of any contract related to the Collateral receivables.

          (f)  Change in Business or Credit and Collection Policy.  The Seller
               --------------------------------------------------
will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables or the Collateral or the ability of the Seller to perform its obligations under this Agreement or the Collection Agent Agreement.

          (g)  Audits.  The Seller will, from time to time during regular
               ------
business hours as requested by the Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables, the Related Security and the Collateral, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Receivables, the Related Security and the Collateral or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters.

          (h)  Deposits to the Designated Account.  At the request of the Agent,
               ----------------------------------
the Seller will deposit, or cause to be deposited, all Collections of Receivables directly into the Designated Account and, if necessary to pay Yield and Indemnified Amounts arising under Section 6.01, Collections from Related

Security and proceeds of Collateral. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Receivables or, if necessary, proceeds of Related Security and Collateral.

          (i)  Reporting Requirements.  The Seller will provide to the Agent the
               ----------------------
following:

          (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its subsidiaries as of the end of such quarter and a consolidated statement of income and retained earnings of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief accounting officer of the Seller;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing consolidated financial statements for such year audited by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent;

          (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or event and the action that the Seller has taken and proposes to take with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports that the Seller sends to any of its securityholders, and copies of all reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange other than reports and registration statements in connection with public offerings of securities under employee stock option, consumer stock or dividend reinvestment plans;

          (v) promptly after the sending or filing thereof, copies of all reports with respect to Recoverable Amounts required by the Rate Rider which the Seller or GCNM files with any Regulatory Authority ;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $1,000,000;

          (vii) at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof;

          (viii) such other information respecting the Receivables or the Collateral or the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Agent may from time to time reasonably request; and

          (ix) as soon as available, copies of all communications from the Commission with respect to the Recoverable Amounts, the Collections related thereto or the Collateral.

          (j)  Seller Reports.  The Seller will furnish to the Agent, prior to
               --------------
the twentieth day of each month, the Seller Report as of the last day of the immediately preceding month (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller).

          (k)  Change in Corporate Structure.  The Seller shall not make any
               -----------------------------
change in the corporate structure of the Seller as a result of which GCNM would no longer be a division of the Seller, whether through a sale of assets or otherwise, unless the Agent consents in writing to any such change.

                                 ARTICLE V

                 PLEDGE OF COLLATERAL; RIGHTS; REMEDIES; DUTIES

          SECTION 5.01.  Grant of Security Interest.  As collateral security for
                         --------------------------
(a) the payment of the accrued and unpaid Yield on the last day of each Settlement Period, (b) fees, expenses and other amounts payable by the Seller hereunder (other than Capital) and (c) the Indemnified Amounts, as defined in
Section 6.01, the Seller hereby pledges to the Purchaser and grants the Purchaser a security interest in all of the Seller's right, title and interest in and to the Collateral.

          SECTION 5.02.  Delivery of Records and Other Information.  The Seller
                         -----------------------------------------
shall deliver to the Agent, upon request, all such information, instruments or documents evidencing the Collateral as the Agent deems necessary or advisable.

          SECTION 5.03.  Seller Remains Liable.  Anything herein to the contrary
                         ---------------------
notwithstanding, (a) the Seller shall remain liable under the contracts included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Seller from any of its duties or obligations under the contracts included in the Collateral, and (c) the Agent shall not have any obligation or liability under the contracts included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Seller thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 5.04.  Further Assurances.  The Seller agrees that from time
                         ------------------
to time, at the expense of the Seller, the Seller will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Receivables or any Collateral. Without limiting the generality of the foregoing, the Seller will upon the request of the Agent:

          (i) mark conspicuously each invoice evidencing each Collateral receivable, each related contract and each of its records pertaining to such receivables with a legend, in form and substance satisfactory to the Agent, indicating that such invoice, contract or receivable is subject to the security interest granted hereby;

       (ii) if any Collateral receivable shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and

       (iii) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests granted or purported to be granted by this Agreement.

          SECTION 5.05.  Rights of the Seller Prior to Event of Termination.
                         --------------------------------------------------
Subject to Section 4.01(h) and so long as there shall exist no condition, event or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Termination hereunder, the Seller shall be entitled to receive and retain for its own account any and all collections with respect to the receivables constituting the Collateral and to exercise, as it shall deem fit, but in a manner not inconsistent with the terms hereof, all rights and powers with respect to such Collateral.

          SECTION 5.06.  Obligations Upon Event of Termination.  Upon an Event
                         -------------------------------------
of Termination or a condition, event or act which with notice or lapse of time or both would constitute an Event of Termination, the Agent shall have the right at any time, upon written notice to the Seller of its intention to do so, to notify the account debtors or obligors under any Collateral receivables of the assignment of such receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Seller thereunder directly to the Agent and, upon such notification and at the expense of the Seller, to enforce collection of any such receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Seller might have done. After receipt by the Seller of the notice from the Agent referred to in the preceding sentence, (a) the Seller shall deposit in the Designated Account, from all collections with respect to such Collateral, an amount equal to the accrued and unpaid Yield and the Indemnified Amounts as defined in Section 6.01 and shall on the last day of each Settlement Period deposit all collections from the Collateral up to such accrued Yield, such Indemnified Amounts and costs and expenses incident thereto in the Agent's Account; and (b) the Seller shall not adjust, settle or compromise the amount or payment of any Collateral receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

          SECTION 5.07.  Agent Appointed Attorney-in-Fact.  The Seller hereby
                         --------------------------------
irrevocably appoints the Agent the Seller's attorney-in-fact, with full authority in the place and stead of the Seller and in the name of the Seller, the Agent or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation:

          (i) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (ii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above, and

          (iii) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

          SECTION 5.08.  Agent May Perform.  If the Seller fails to perform any
                         -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller.

          SECTION 5.09.  The Agent's Duties.  The powers conferred on the Agent
                         ------------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any

Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.


                                   ARTICLE VI

                                INDEMNIFICATION

          SECTION 6.01.  Indemnities by the Seller.  Without limiting any other
                         -------------------------
rights that the Agent or the Purchaser or any Affiliate thereof (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or the ownership of Receivables, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) failure of the Seller to receive all approvals from the Commission necessary for billing and collection of the Recoverable Amounts; any revocation, modification or challenge to or invalidity of the Order or the Rate Rider, or any other inability of the Seller to collect the Receivables (other than by reason of the financial inability of an Obligor to pay) in accordance with the provisions of the Rate Rider or any inability of the Purchaser to receive Collections as a result of the bankruptcy of the Seller;

          (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which was incorrect in any material respect when made;

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to the Receivables and Collateral; or the failure of the Receivables and Collateral to conform to any such applicable law, rule or regulation;

          (iv) the failure to vest in the Purchaser good and legal title to the Receivables and the Related Security and Collections in respect thereof, and a first priority security interest in the Receivables and Collections therefrom and Collateral, all of which are free and clear of any Adverse Claim;

          (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Receivables, the Related Security and Collections in respect thereof, or the Collateral, whether at the time of the purchase or pledge or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to the Receivables or the furnishing or failure to furnish such merchandise or services (Without in any manner limiting the Seller's indemnity obligations under this Section 6.01(vi), the Seller shall be entitled, at its election, to assume the defense of, or otherwise to contest, any such dispute, claim, offset or defense, provided that (A) the Seller first acknowledges its liability to indemnify the Indemnified Party with respect thereto, and (B) the Seller posts a bond or other security with the Indemnified Party in the amount of the relief requested from the Indemnified Party, plus all related costs and expenses theretofore incurred by the Indemnified Party, or the Indemnified Party is otherwise satisfied, in its reasonable judgment, that sufficient assets of the Seller will be available to satisfy any adverse judgment rendered against the Indemnified Party and to pay all related costs and expenses theretofore incurred by the Indemnified Party. The Indemnified Party will cooperate with the Seller, at the Seller's sole cost, in any such defense or contest undertaken by the Seller. In the event the

     Seller assumes such defense, or undertakes such contest, the Indemnified Party shall be permitted, at its sole cost, to participate therein.);

          (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions hereof or of the Collection Agent Agreement or to perform its duties or obligations under the New Mexico Public Utility Act;

          (viii)  the commingling of Collections at any time with other funds;

          (ix) the failure of the Financing Component of the Collections to generate an amount sufficient to pay the Yield in full under this Agreement on the last day of each Settlement Period;

          (x) any breakage and other expenses, if any, of the Purchaser, including without limitation, attorneys' fees and disbursements or the cost, including accrued interest, of interest rate swaps and collars in connec-tion with the Purchaser's purchase of the Receivables and the costs and expenses set forth in the definition of Fixed Rate herein, provided,
                                                 ----------         --------
     the Capital with respect to the Receivables for a Fixed Period at a Fixed Rate is not maintained by the Seller for the entire Fixed Period (The Agent's determination of the Redeployment Rate, breakage and other costs shall be conclusive, absent manifest error.);

          (xi) the failure of the Seller to bill all Recoverable Amounts as promptly as the applicable regulations permit, but in no event later than August 2, 1998, or to bill all Collateral receivables promptly; or

          (xii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or the ownership of the Receivables, Related Security, Collections or Collateral.

                                 ARTICLE VII

                             EVENTS OF TERMINATION

          SECTION 7.01.  Events of Termination.  If any of the following events
                         ---------------------
("Events of Termination") shall occur and be continuing:

          (a) The Collection Agent (if the Seller or any of its Affiliates) (i) shall fail in any material respect to perform or observe any term, covenant or agreement applicable to it in its capacity as Collection Agent under this Agreement or under the Collection Agent Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement or the Collection Agent Agreement; or

          (b) The Seller shall fail (i) to transfer to the Agent when requested any rights, pursuant to this Agreement or the Collection Agent Agreement, which the Seller then has as Collection Agent, or (ii) to make any payment required under Section 2.03; or

          (c) Any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Seller by the Agent; provided,
                                                                 --------
however, that notice shall not be required with respect to a failure relating to
- -------
Article V; or

          (e) There shall have occurred any event which may materially adversely affect the collectibility of the Receivables or the Collateral or the ability of the Seller to collect the Receivables or the Collateral or otherwise perform its obligations under this Agreement or the Collection Agent Agreement; or

          (f) The purchase of Receivables pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) fail to result in good and legal title in the Receivables, the Related Security and Collections with respect thereto in the name of the Purchaser, free and clear of Adverse Claims or for any reason shall cease to create a valid and perfected first priority security interest in the Collateral, the Receivables or the Collections therefrom; or

          (g) The Seller or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (g);

then, and in any such event, the Agent may, by notice to the Seller, and without limiting any right under the Collection Agent Agreement to replace the Collection Agent, designate another Person to succeed the Seller as the Collection Agent; provided that, automatically upon the occurrence of any event
                  --------
(without any requirement for the passage of time or the giving of notice) described in Section 7.01(g), the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such designation or upon any such automatic termination, the Purchaser and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement or otherwise (including rights and remedies with respect to the Collateral), all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                ARTICLE VIII

                                MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Purchaser (and with respect to any amendment, by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 8.02.  Notices, Etc.  All notices and other communications
                         ------------
hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

          SECTION 8.03.  Assignability.  (a)  This Agreement and the Purchaser's
                         -------------
rights herein (including ownership of the Receivables) shall be assignable by the Purchaser and its successors and assigns, in which case, the Purchaser Rate for any Fixed Period thereafter shall be the Assignee Rate for such Fixed Period or such other rate agreed between the Seller and the Agent. Each assignor of a Receivable or any interest therein shall notify the Agent and the Seller of any such assignment.

          (b) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

          (c) The Seller may not assign its rights hereunder or any interest herein without the prior written consent of the Agent.

          SECTION 8.04.  Costs, Expenses and Taxes.  (a)  In addition to the
                         -------------------------
rights of indemnification granted under Section 6.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables or Collateral) of this Agreement or similar agreement relating to the sale or transfer of interests in Receivables and the other documents and agree-ments to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and CXC and their respective Affiliates with respect thereto and with respect to advising the Agent and CXC and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Purchaser and their respective Affiliates in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

          (b) In addition, the Seller shall pay (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued to fund the purchase of the Receivables, (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of CXC's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable, and (iii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by CXC or any stockholder of CXC ("Other Costs"), including the cost of auditing CXC's books by certified public accountants, the cost of rating CXC's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from CXC's operations, and the reasonable fees and out-of-pocket expenses of counsel for any stockholder of CXC with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to CXC's operations; provided that the Seller and any other Persons who
                              --------
from time to time sell receivables or interests therein to CXC ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs
                                       -------- -------
are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

          SECTION 8.05.  No Proceedings.  Each of the Seller, the Agent, the
                         --------------
Purchaser, each assignee of a Receivable or any interest therein and each entity which enters into a commitment to purchase Receivables or interests therein hereby agrees that it will not institute against CXC any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper issued by CXC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

          SECTION 8.06.  Confidentiality.  (a) Unless otherwise required by
                         ---------------
applicable law or regulation, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third
               --------
parties to the extent such disclosure is made pursuant to a written agreement of confiden-tiality in form and substance reasonably satisfactory to the Agent, and
(ii) the Seller's legal counsel and auditors if they agree (which they may do orally) to hold it confidential.

          (b) The Agent and the Purchaser agree to maintain the confidentiality of any information each receives from the Seller, its agents, affiliates or representatives in connection with this Agreement or any audit or otherwise (the "Confidential Information"); provided, however, that each may, in connection with an assignment or participation, disclose to the assignee or participant any information relating to the Seller, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any Confidential Information in a form reasonably satisfactory to the Seller; and provided further that there shall be no obligation of confidentiality in respect of any Confidential Information which may be generally available to the public.

          SECTION 8.07.  Credit Enhancement.  The Seller shall furnish to the
                         ------------------
provider of any credit enhancement relating to this Agreement each of the reports required by Section 4.01(i), a copy of the Seller Report and copies of all notices delivered pursuant to Section 8.02 of this Agreement at the same time as it provides such information, reports or notices to the Agent.

          SECTION 8.08.  Third Party Beneficiary.  The provider of credit
                         -----------------------
enhancement relating to this Agreement shall be entitled, as a third party beneficiary, to exercise all the rights of a Purchaser or the Agent under this Agreement.

          SECTION 8.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                         --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE RECEIVABLES, RELATED SECURITY, COLLECTIONS AND THE COLLATERAL AND THE REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 8.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 8.11.  Survival of Termination.  The provisions of Sections
                         -----------------------
2.07, 5.01, 6.01, 8.04, 8.05 and 8.06 shall survive any termination of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:             PUBLIC SERVICE COMPANY OF NEW MEXICO



                    By /s/ Terry R. Horn
                       ---------------------------------
                         Title: Assistant Treasurer


                    Alvarado Square
                    Albuquerque, NM  87158
                    Attn:  Treasurer
                    Facsimile No.:  505-848-2369




PURCHASER:          CXC INCORPORATED

                    By:  Citicorp North America, Inc.,
                         as Attorney-in-Fact



                         By
                            ------------------------------
                              Vice President

                         450 Mamaroneck Avenue
                         Harrison, NY  10528
                         Attention:  Corporate Asset Funding
                         Facsimile No. 914-899-7890

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:             PUBLIC SERVICE COMPANY OF NEW MEXICO



                    By
                       ---------------------------------
                         Title:


                    Alvarado Square
                    Albuquerque, NM  87158
                    Attn:  Treasurer
                    Facsimile No.:  505-848-2369



PURCHASER:          CXC INCORPORATED

                    By:  Citicorp North America, Inc.,
                         as Attorney-in-Fact



                         By /s/ Paul T. Pureka
                            ------------------------------
                              Vice President

                         450 Mamaroneck Avenue
                         Harrison, NY  10528
                         Attention:  Corporate Asset Funding
                         Facsimile No. 914-899-7890

AGENT:              CITICORP NORTH AMERICA, INC.,
                     as Agent



                    By /s/ Paul T. Pureka
                       ------------------------------
                        Vice President


                    450 Mamaroneck Avenue
                    Harrison, NY  10528
                    Attention:  Corporate Asset Funding
                    Facsimile No. 914-899-7890

                               ACKNOWLEDGEMENT
                               ---------------


STATE OF NEW MEXICO  )
                     ) SS.
COUNTY OF BERNALILLO )


         This instrument was acknowledged before me on July 21, 1993 by Terry
R. Horn (name of officer), Assistant Treasurer (title of officer) of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation.




                                           /s/ Joan Navarrete
                                           ------------------------
                                           Notary Public

                                           [Seal of Joan Navarrete,
My Commission Expires:                      Notary Public]

       7/19/95

                               ACKNOWLEDGEMENT
                               ---------------

STATE OF NEW YORK  )
                   ) SS.
COUNTY OF NEW YORK )


         This instrument was acknowledged before me on July 30, 1993 by Paul
T. Pureka (name of officer), Vice President (title of officer) of CITICORP NORTH AMERICA, INC., a Delaware corporation.


                                             /s/ Renee E. Ring
                                             ------------------------
                                             Notary Public

                                             Renee E. Ring
My Commission Expires:                       Notary Public, State of New York
                                             No. 31-4985371
August 12, 1993                              Qualified in New York County
                                             Commission Expires 8/12/93